UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

CEPHAS HOLDING CORP

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(Name of registrant as Specified in its Charter)

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Cephas Holding Corp

215 Dino Dr.

Ann Arbor, MI 48103

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF CEPHAS HOLDING CORP:

The purpose of this letter is to inform you that holders of shares representing a majority of our voting power have given our board the authority to amend the Company's certificate of incorporation to change the name of the Company to Global Leadership Institute Inc.

The holders of shares representing  82% of our voting power have executed a written consent giving our board the authority to amend the Company's certificate of incorporation to change the name of the Company to Global Leadership Institute Inc.

The amendment to the certificate of incorporation is described in greater detail in the information statement accompanying this notice.  The consents that we have received constitute the only stockholder approval required to amend the certificate of incorporation under the Delaware General Corporation Law and our certificate of incorporation and bylaws. We would not amend the certificate of incorporation before May___, 2013, and our board may elect to amend the certificate of incorporation or may elect not to take action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY . Because the written consent of holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only. Please read it carefully.

May 15, 2013

By Order of the Board of Directors

/s/ Peter Klamka

Peter Klamka

Chief Executive Officer, President and Chairman

Cephas Holding Corp

215 Dino Dr.

Ann Arbor, MI 48103

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed on or about April 20, 2013, to the stockholders of record of Cephas Holding Corp at the close of business on December 31, 2012 (the “Record Date”). This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our stockholders of corporate action by stockholders without a meeting, as required by Section 228 of the Delaware General Corporation Law.

This information statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our securities, have adopted, by written consent, resolutions authorizing us to amend the Legend Mobile, Inc. Certificate of Incorporation.

As of the close of business on the record date, we had 300,000,000 shares of common stock authorized, of which 38,586,655shares were outstanding, and 2,000,000 shares of preferred stock authorized, of which there were 2,000,000 shares outstanding. Each outstanding share of common stock is entitled to one vote per share and each outstanding share of Series B, Series C and Series D Preferred Stock is entitled to 10, 100 and 135 votes per share, respectively.

The approval of a majority of all outstanding votes is required for us to be able to approve and adopt an amendment to the Certificate of Incorporation. Under Delaware law and our organizational documents, we are entitled to obtain that approval by written consent. We have obtained written consents approving the amendment to the Certificate of Incorporation from stockholders holding approximately 82% of the voting power of our securities.

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at 215 Dino Drive Ann Arbor MI 48103. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

TABLE OF CONTENTS

VOTING SECURITIES

5

DISSENTERS’ RIGHT OF APPRAISAL

5

INFORMATION REGARDING THE PROPOSAL

5

AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE THE NAME

 OF THE COMPANY

6

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

6

DESCRIPTION OF CAPITAL STOCK

6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

7

BOARD OF DIRECTORS’ RECOMMENDATION AND STOCKHOLDER APPROVAL

8

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

8

FORWARD-LOOKING STATEMENTS

8

WHERE YOU CAN FIND MORE INFORMATION

9

I NCORPORATION OF FINANCIAL INFORMATION

9

EXHIBIT A

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VOTING SECURITIES

Pursuant to Cephas Holding Corp’s Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the action described herein. The Company’s articles of incorporation does not authorize cumulative voting. As of the record date, the Company had 38,586,655 voting shares of common stock issued and outstanding and 2,000,000 shares of preferred stock issued and outstanding of which the common stock was entitled to38,586,655 votes and the preferred stock was entitled to 158,277,500 votes, 111,263,719 votes are required to pass this stockholder resolutions. The consenting stockholders are entitled to 163,517,500 votes, which represents approximately 82% of the issued and outstanding votes with respect to the Company’s shares of common stock and preferred stock.  Pursuant to Section 228 of the Delaware General Corporation Laws, the consenting stockholders voted in favor of the actions described herein in a unanimous written consent, dated April 1,2013 No consideration was paid for the consent. The consenting stockholders’ name, affiliations with the Company, and their beneficial holdings are as follows:

Name	Affiliation	Shares Beneficially Held	Percentage
Peter Klamka	Chief Executive Officer, President and Chairman	163,517,500(1)	71%*
Total		163,517,500	71%*

(1)  Includes 1,240,000 shares of common stock held directly by Peter Klamka, 4,000,000 shares of common stock held by Barton PK, LLC, a limited liability company owned and controlled by Peter Klamka; 850,000 shares of Series B preferred stock which has 10 votes per share, 147,775 shares of Series C preferred stock which has 100 votes per share; and 1,000,000 shares of Series D preferred stock which has 135 votes per share.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the proposed amendment to the Plan, and no stockholder is entitled to appraisal of or payment for their shares of our stock.

INFORMATION REGARDING THE PROPOSAL

GENERAL

The proposals to amend the Company's certificate of incorporation are described below. A copy of the certificate of amendment effecting the changes contemplated by the proposals, is attached to this information statement as Exhibit A.

5.

AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

Purpose: Our board of directors and a majority of the shareholders entitled to vote have approved the change of our corporate name from “Cephas Holding Corp” to “Global Leadership Inc” by means of an amendment to our articles of incorporation. Stockholders of a majority of outstanding votes entitled to vote approved the name change by written consent on April 1, 2013. The corporate name change will be effective upon the filing of an amendment to our articles of incorporation with the Delaware Secretary of State, which is expected to occur as soon as reasonable practicable on or after the tenth (10th ) day following the mailing of this Information Statement to our stockholders.

Our board of directors believes that changing our corporate name is in the best interest of the corporation and our stockholders in that it will promote recognition of the Company and reflect our transformation from a company solely engaged in the mobile business to that of a company engaged in providing executive education, e-learning, and creating a platform for electronic distribution of education assets.

Effect: The voting and other rights that accompany our securities will not be affected by the change in our corporate name. Our ticker symbol, which is currently “LGMB.OB,” and our CUSIP number will both change as a result of our name change. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name. Your existing certificate will continue to represent shares of our common stock and preferred stock as if our name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are sent in upon transfers of shares by our existing stockholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send us or our transfer agent your existing stock certificates.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the certificate of incorporation which is not shared by all other holders of the Company's common stock. See "Security Ownership of Certain Beneficial Owners and Management."

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were 300,000,000 million shares of common stock authorized with a stated par value of $0.001 per share, of which 38,586,655shares were issued and outstanding.  The holders of shares of common stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders. The holders of shares of common stock are entitled to receive pro rata dividends, when and as declared by the board of directors in its discretion, out of funds legally available therefore, but only if all dividends on the preferred stock have been paid in accordance with the terms of the outstanding shares of preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the board of directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Delaware General Corporation Law and will be determined by the board of directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

6.

PREFERRED STOCK

As of the Record Date, the Company's certificate of incorporation authorizes the issuance of up to 2 million shares of preferred stock. The board of directors has the authority to issue the preferred stock and designate the voting rights, preferences and other features of the preferred stock. As of the Record Date, the Company has (1) 2,225 authorized shares of Series A preferred stock, which is convertible, has a $10 per year dividend preference, and is not entitled to vote, none of which shares is outstanding, (2) 850,000 authorized, issued, and outstanding shares of Series B preferred stock, which is convertible, and has no dividend or liquidation preferences, and has 10 votes per share, (3) 147,775 authorized, issued, and outstanding shares of Series C preferred stock, which is convertible, has no dividend or liquidation preferences, and has 100 votes per share, and (4) 1,000,000 authorized, issued and outstanding shares of Series D preferred stock, which is convertible, has no dividend or liquidation preferences and has 135 votes per share. Shares of the Series B,, and Series C preferred stock may not be converted until the earlier to occur of (1) the date the Company generates net profits in any two consecutive fiscal quarters, as reported on Form 10-QSB or Form 10-Q, as the case may by, and (2) April 1, 2006. Mr. Klamka owns all of the issued and outstanding shares of the Series B preferred stock, Series C preferred stock and Series D preferred stock .  Shares of the Series D preferred stock may not be converted until the earlier of the date the Corporation generates net profits in any two consecutive fiscal quarters as reported on the Corporation’s Form 10-QSB or Form 10-Q, as the case may be; or any date that the Market Price per share of Common Stock equals or exceeds $0.50.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2012, the beneficial ownership of the Company's common stock and preferred stock (1) by any person or group known by the Company to beneficially own more than 5% of the outstanding common stock, or any series of preferred stock, (2) by each director and executive officer, and (3) by all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after December 31, 2007, are deemed outstanding, but those shares are not deemed outstanding for purposes of computing percentage ownership of any other person. The number and percentage of shares of common stock beneficially owned are based on the aggregate of 71,513,521* shares of common stock outstanding as of December 31, 2007. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is c/o Legend Mobile, Inc., 224 Fifth Avenue New York, New York 10001.

Name and Address(1)	Amount and Nature Of Beneficial Ownership	Percentage of Class(1)

Peter Klamka	1,240,500 Common(2)		1.7%
	850,000 Series B Preferred(3)		100%

	147,775 Series C Preferred(4)	100%
	1,000,000 Series D Preferred(5)	100%
Barton PK, LLC	4,000,000 Common(6)	6.2%

(1)  Figures based on an estimated 71,513,521* shares of common stock outstanding as of December 31, 2007.

(2)  Includes 1,125,000 currently exercisable options to purchase 1,125,000, shares of the Company's common stock, and 115,500 currently exercisable warrants to purchase 115,500 shares of the Company's common stock. The number of common shares beneficially owned does not included 4,000,000 shares transferred by Mr. Klamka to Barton PK, LLC, a limited liability company owned and controlled by Mr. Klamka.

(3) Series B preferred stock is entitled to 10 votes per share.

(4) Series C preferred stock is entitled to 100 votes per share.

(5) Series D preferred stock is entitled to vote 135 votes per share.

(6) Barton PK, LLC is a limited liability company owned and controlled by Mr. Klamka.

BOARD OF DIRECTORS’ RECOMMENDATION

AND STOCKHOLDER APPROVAL

As of April 1 2013, our board of directors and stockholders holding a majority of our voting power voted to authorize our board of directors to amend the certificate of incorporation. In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of stock was required to approve the increase in authorized common stock and change the name of the Company. Because holders of approximately 71%* of our voting power signed a written consent in favor of the amendment to the certificate of incorporation, we are authorized to amend the certificate of incorporation to increase the authorized common stock of the Company to 150 million shares and change the name of the Company to Cephas Holding Corp.

The information contained in this information statement constitutes the only notice we will be providing stockholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholders, none of our officers, directors or any of their respective affiliates has any interest in the amendment to the Plan.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

8.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov .

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our quarterly reports on Form 10-SB for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012 and our annual report on form 10-K for the year ended December 31, 2011 . You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Legend Mobile, Inc.

215 Dino Dr.

Ann Arbor, MI 48103

As we obtained the requisite stockholder vote for the amendment to the Plan described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of common stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY . This information statement is for informational purposes only. Please read this information statement carefully.

                                    Exhibit A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

LEGEND MOBILE, INC.

Pursuant to the Delaware General Corporation Law, the undersigned person, desiring to amend the Certificate of Incorporation of CEPHAS HOLDING CORP., under the laws of the State of Delaware, does hereby sign, verify, and deliver to the Office of the Secretary of State of Delaware, this Amendment to the Certificate of Incorporation for the above-named company (hereinafter referred to as the

"Corporation"):

The amendment contained herein was approved by a majority vote of shareholders of the Corporation on April 1, 2013.

FIRST: The certificate of incorporation of the Corporation were first filed and approved by the Office of the Secretary of State of Delaware on January 13, 1998. This amendment to the articles will become effective upon the filing of the Certificate with the Delaware Secretary of State.

SECOND: That ARTICLE FIRST shall be amended as follows:

“The name of the Company shall be:  Global Leadership Institute Inc.”

All other aspects of ARTICLE THIRD AND  FOURTH shall remain unchanged.

IN WITNESS WHEREOF, the Corporation has caused this certificate of amendment to the certificate of incorporation to be signed by Peter Klamka, its Chief Executive Officer, on this April ___, 2013.

By: _________________________

Peter Klamka

Chief Executive Officer

10.